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                                                                    EXHIBIT 32.1

                           CERTIFICATIONS PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002


         In connection with the Quarterly Report of Prevention Insurance.com, a Nevada corporation (the "Company"), on Form 10-QSB for the fiscal quarter ended July 31, 2005, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Scott Goldsmith President and Chief Executive Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

         1. The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

         2. The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.



By:      /s/ Scott Goldsmith                        Dated: September 15, 2005
         -----------------------------------------
         Scott Goldsmith

Title:   President and Chief Executive Officer
         of Prevention Insurance.com


         This certification is made solely for the purposes of 18 U.S.C. Section 1350, subject to the knowledge standard contained therein, and not for any other purpose.